UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 6, 2008

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On February 6, 2008, CBL & Associates Properties, Inc. (the “Company”) made grants of restricted stock to its employees with respect to fiscal 2007, pursuant to approval of such grants by the Compensation Committee of the Board of Directors under the Company’s Stock Incentive Plan. Included in these grants were the following restricted stock awards to those individuals who qualify as “named executive officers” (pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K):

Name:	Title:	Number of Shares Granted:
Charles B. Lebovitz	Chairman of the Board and Chief Executive Officer	7,500
John N. Foy	Vice Chairman of the Board, Chief Financial Officer and Treasurer	7,500
Stephen D. Lebovitz	Director, President and Secretary	7,500
Eric P. Snyder	Senior Vice President and Director of Corporate Leasing	1,500
Augustus N. Stephas	Senior Vice President and Chief Operating Officer	1,500

Each of these grants of restricted stock is subject to a five year vesting schedule, and to the other terms and conditions prescribed in the Company’s previously filed Form of Stock Restriction Agreement for 2006 restricted stock awards (which is still the current form of agreement in use for such awards). These terms and conditions include a provision which states that, if a grantee retires from the Company after reaching age 70 and having maintained at least 10 years of continuous employment with the Company, its subsidiaries or affiliates, the restricted shares that are non-vested on the date of such retirement shall immediately vest. Charles B. Lebovitz, Chairman of the Board and Chief Executive Officer of the Company, currently satisfies these conditions. Accordingly, while the shares of restricted stock subject to the grant reported herein for Charles B. Lebovitz will vest in five equal annual installments while Mr. Lebovitz continues in his employment with the Company, his retirement would effectively cause all of such shares to vest on the date of such event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy

______________________________________

John N. Foy

Vice Chairman,

Chief Financial Officer and Treasurer

Date: February 11, 2008